UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2010

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to an agreement between Paul R. Garcia and Global Payments Inc. (the “Company”) is hereby incorporated in this Item 1.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 6, 2010, the Company entered into a new Key Position Agreement (the “Agreement”) with Paul R. Garcia, the Company’s Chairman of the Board of Directors and Chief Executive Officer, having an effective date of January 6, 2010.

Under the terms of the Agreement, in return for certain consideration described below, Mr. Garcia will not voluntarily terminate his employment with the Company prior to July 31, 2013 and, for a voluntary termination on or after July 13, 2013, Mr. Garcia will provide at least one year’s advance notice of termination (“qualifying termination”). The Agreement requires Mr. Garcia to adhere to certain non-competition and non-solicitation covenants for a period of four years after a qualifying termination and imposes certain restrictions on Mr. Garcia’s ability to dispose of the Company’s stock for four years after a qualifying termination. Specifically, for the one-year period following termination, Mr. Garcia would not be allowed to sell any shares acquired upon the exercise of stock options or acquired pursuant to any restricted stock award, restricted stock unit award, or performance-based restricted stock or unit award that vests upon a qualifying termination under the terms of the Agreement (collectively the “Acquired Shares”), provided however, that the Company may withhold Acquired Shares or Mr. Garcia may sell Acquired Shares in an amount sufficient to cover statutory tax withholding requirements in connection with the exercise, vesting, or settlement of such awards. At the end of such one-year restriction period, Mr. Garcia may sell or otherwise dispose of up to 25% of the Acquired Shares per year, on a cumulative basis.

The consideration to be paid to Mr. Garcia for the above-described covenants and restrictions imposed by the Agreement consists of (i) a payment of $500,000 per year for four years after a qualifying termination; (ii) an immediate lapse of all remaining service-based restrictions on Mr. Garcia’s stock options, restricted stock awards, and restricted stock unit awards that remain unvested as of the date of a qualifying termination; and (iii) health care benefits for a period of up to 48 months after a qualifying termination, as described in the Agreement. Additionally, any performance-based incentive awards held by Mr. Garcia as of a qualifying termination shall continue in effect until the normal payment date for such awards, at which time such awards will be paid out based on actual performance through the end of the applicable performance period as if Mr. Garcia had remained employed during the entire performance period.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Key Position Agreement dated as of January 6, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: January 6, 2010	By:	/S/ DAVID E. MANGUM
David E. Mangum
Chief Financial Officer